EXHIBIT 32

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Ralph Izzo, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Enterprise Group Incorporated on Form 10-Q for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Ralph Izzo
Ralph Izzo
Public Service Enterprise Group Incorporated
Chief Executive Officer
October 29, 2010